                                                                    Exhibit 10.6

[LOGO OF VENTIV HEALTH]

                              EMPLOYMENT AGREEMENT
                              --------------------

            EMPLOYMENT AGREEMENT, dated as of January 1,2001 (the "Effective Date") between Ventiv Health, Inc., a Delaware corporation with its principal place of business at 1114 Avenue of the Americas, New York, New York 10036 (the "Company"), and Leonard J. Vicciardo, residing at 6019 Covered Bridge Road, Pipersville, PA 18947 (the "Executive").

                                   WITNESSETH:
                                   ----------

            WHEREAS, the Company desires to employ the Executive as its President and Chief Operating Officer and the Executive desires to accept such employment, all on the terms and conditions specified herein; and

            WHEREAS, the Executive and the Company desire to set forth in writing all of their respective duties, rights and obligations with respect to the Executive's employment by the Company; and

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be Legally bound, hereby agree as follows:

      1. Employment. The Company hereby employs the Executive, and the Executive
         ----------
hereby accepts employment by the Company, in the capacity and upon the terms and conditions hereinafter set forth.

      2. Duties. The Executive shall serve as the Company's President and Chief
         ------
Operating Officer and shall perform such duties, functions and responsibilities as are associated with and incident to that position and as the Company may, from time to dine, require of him. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Executive shall devote all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may require, to the duties of the Executive's employment. The principal place of employment of the Executive shall be at Employer's Whitehouse, NJ office and/or such other location as shall be necessary for the Executive to discharge the Executive's duties hereunder. The Executive acknowledges that in the course of employment the Executive may be required, from time to time, to travel on behalf of the Company.

      3. Compensation and Benefits. As full and complete compensation for the
         -------------------------
Executive's execution and delivery of this Agreement and performance of any services hereunder, the Company shall pay, grant or provide the Executive, and the Executive agrees to accept, the following compensation and benefits:

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Lenny Vicciardo
January 1, 2001

                  a. Base Salary. The Company shall pay the Executive a base
                     -----------
salary at an annual) rate of $273,000 payable at such times and in accordance with the Company's customary payroll practices as they may be adopted or modified from time to time. On an annual basis or at such other times as the Company may determine, the Company may review the Executive's performance and determine whether, in its sole discretion, the Company will increase (but not decrease) the Executive's base salary.

                  b. Fringe Benefits. The Company shall afford the opportunity
                     ---------------
to participate in any health care, dental, disability insurance, retirement, savings and any other employee benefits plans, policies or arrangements which the Company maintains for its employees in accordance with the written terms of such plans, policies or arrangements. Nothing in this Agreement shall require the Company or its affiliates to establish, maintain or continue any benefit plans, policies or arrangements or restrict the right of the Company or any of its affiliates to amend, modify or terminate any such benefit plan, policy or arrangement

                  c. Stock Option Arrangements. Subject to the approval of the
                     -------------------------
Compensation Committee of the Company's Board of Directors, the Company shall grant to the Executive an option to purchase additional 12,000 shares of common stock, with a grant date of January 29,2001, an Exercise Price equivalent to the closing price on the grant date, and will vest 25% per year, 100% after four (4) years. Such grant shall be pursuant to the terms and conditions of the Ventiv Health, Inc. Stock Incentive Plan and the Executive's execution of a standard Ventiv Nonqualified Stock Option Agreement in the form provided to the Executive by the Company. The Executive acknowledges having received a copy of the Ventiv Health Inc. Stock Incentive Plan and an unexecuted Nonqualified Stock Option Agreement. Nothing herein shall effect the vesting of the Executive's 75,000 Ventiv Common Stock governed by the 1999 Ventiv Stock Incentive Plan as provided for in paragraph 4 of the Executive's prior Employment Agreement dated 26th day of October, 1998.

                  d. Bonus. The Executive shall be eligible for a bonus in each
                     -----
calendar year, based on the Executive's success in reaching or exceeding performance objectives as determined by the Chief Executive Officer or his/her designee, the amount of such bonus, if any, to be determined in the discretion of the Company. Notwithstanding the foregoing if the Executive remains employed by the Company through the bonus payout date, the Executive shall be entitled to a bonus range of 0-100% of the Executive's then current base salary, with the amount of such bonus, if any, remaining subject to the discretion of the Company.

                  e. Expenses. The Executive shall be entitled to reimbursement
                     --------
or payment of reasonable business expenses in accordance with the Company's policies, as the same may be amended from time to time in the Company's sole discretion, following the Executive's submission of appropriate receipts, bills and/or expense reports to the Company in accordance with such policies.

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January 1, 2001

                  f. Vacations, Holidays or Temporary Leave: The Executive shall
                     --------------------------------------
be entitled to take 4 weeks of vacation per year, without loss or diminution of compensation. Such vacation shall be taken at such time or times consistent with the needs of the Company's business. The Executive shall further be entitled to the number of paid holidays, and leaves for illness or temporary disability in accordance with the Company's policies as such policies may be amended from time to time or terminated in the Company's sole discretion.

                  g. Car allowance: During the period of the Executive's
                     -------------
employment by the Company, the Company shall pay to the Executive as a car allowance the gross amount of $729.17 per month.

                  h. Additional Payments: If there is a Change in Control (as
                     -------------------
defined in paragraph 5(e) herein) within the 12-month period following the Effective Date of this Agreement, and the Executive is employed by the Company upon the Change in Control, the Company shall award the Executive up to fifty-two (52) weeks base pay, minus such deductions as may be required by law or reasonably requested by the Executive. The payment provided for in this paragraph 3(h) shall be payable in two equal installments, the first installment of twenty-six weeks (26) weeks shall be paid to the Executive within thirty (30) days following the Change in Control, and the second installment of twenty-six weeks (26) weeks shall be paid to the Executive on the earlier of (i) the six
(6) month anniversary of the Change in Control or (ii) upon the termination Without Cause of the Executive's employment by the Company; provided however, that no second installment payment shall be made hereunder if the Executive's employment with the surviving or resulting entity is terminated for any reason other than by the Company Without Cause. If the Executive's employment hereunder is terminated Without Cause within the two months immediately preceding the Change in Control, the Executive shall be entitled to twenty-six (26) weeks base pay pursuant to this paragraph 3(h), minus such deductions as may be required by law or reasonably requested by the Executive, and any payment to which the Executive may be entitled pursuant to paragraph 6(c) of this Agreement; provided however, that no payment shall be made hereunder if the Executive's employment is terminated for any reason other than Without Cause. The Executive acknowledges that the payments provided for in this paragraph 3(h) are in lieu of (and not in addition to) any other payments or benefits to which the Executive might otherwise be entitled due to a change in control, including but not limited to, any stay bonuses, severance payments or termination benefits of any kind offered to employees in connection with a change in control. whether pursuant to a plan, arrangement, policy or otherwise; provided however, that nothing herein shall effect the Executive's right to payment pursuant to paragraph 6(c) of this Agreement

            4. Non-Competition, Confidentiality, Discoveries and Works:
               -------------------------------------------------------

                  a. Non-Competition: During the period of The Executive's
                     ---------------
employment at the Company and for twelve (12) months following the termination, for any reason, of The Executive's employment, the Executive agrees not to compete in any manner, either directly or indirectly, whether for compensation or otherwise, with the Company, or to assist any other person or entity to compete with the Company either:

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January 1, 2001

                        (i) by producing, developing or marketing, or assisting others to produce, develop or market, or

                        (ii) by accepting employment from or having any other relationship (including, without limitation, through owning, managing, operating, controlling or consulting) with any entity which produces, develops or markets, a product, process, or service which is competitive with those products, processes, or services of the Company, whether existing or planned for in the future, on which the Executive has worked, or concerning which the Executive has in any manner acquired knowledge of or had access to Confidential Information (as defined in Section 4(e)(iii) below), during the five (5) years preceding termination of the Executive's employment, provided however, that it shall not
                                           -------- -------
be a violation of this Agreement for The Executive to have beneficial ownership of less than 1% of the outstanding amount of any class of securities listed on a national securities exchange or quoted on an inter-dealer quotation system.

                  b. Non-Solicitation: During the period of the Executive's
                     ----------------
employment at the Company and for twelve (12) months following the termination, for any reason, of the Executive's employment, the Executive agrees that the Executive will not, either on The Executive's own behalf or on behalf of any other person or entity (other than for the benefit of the Company), directly or indirectly, (i) solicit any person or entity that is a customer of the Company, or has been a customer of the Company during the prior twelve (12) months, to purchase any products or services the Company provides to the customer, or (ii) interfere with any of the Company's business relationships.

                  c. No-Hire: During the period of the Executive's employment at
                     -------
the Company and for twelve (12) months following the termination, for any reason, of the Executive's employment, the Executive agrees that the Executive will not, either on the Executive's own behalf or on behalf of any other person or entity, directly or indirectly, hire, solicit or encourage to leave the employ of or engagement by the Company any person who is then an employee or contractor of the Company or who was an employee or contractor of the Company within six (6) months of the date of such hiring, soliciting, or encouragement to leave the Company.

                  d. Geographic Scope: The foregoing restrictions shall apply in
                     ----------------
the "Restricted Area" which means

                        (i) the geographic sales region(s) assigned to the Executive by the Company and/or serviced by the Executive during the twelve (12) month period prior to termination of the Executive's employment and the fifty
(50) mile radius around any office of the Company out of which the Executive worked, provided services to or provided supervision over, and

                        (ii) any location, storefront. address or place of business where a Covered Customer is present and available for solicitation

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The Executive will not circumvent the purpose of any restriction contained in
Sections 4(a), 4(b) or 4(c) by engaging in business outside the geographic region covered by the above definition through remote means like telephone, correspondence or computerized communication. "Covered Customer" means those customers, entities and/or persons who did business with the Company and that the Executive either (x) received Confidential Information about in the course of his/her duties, (y) had contact with within the last twenty-four (24) month period of employment by the Company, or (z) supervised contact with within the last twenty-four (24) month period of employment with the Company.

                  e. Confidentiality:
                     ---------------

                        (i) During the period of the Executive's employment at the Company and for all time following the termination, for any reason, of the Executive's employment, the Executive shall hold all Confidential Information of the Company in a fiduciary capacity and agrees not to take any action which would constitute or facilitate the Unauthorized use or disclosure of Confidential Information.

The Executive further agrees to take all reasonable measures to prevent the Unauthorized use and disclosure of Confidential Information and to prevent Unauthorized persons or entities from obtaining or using Confidential Information. The terms "Confidential Information" and "Unauthorized" shall have the meanings set forth in Sections 4e(iii) and (iv) of this Agreement respectively.

                        (ii) Promptly upon termination, for any reason, of the Executive's employment with the Company, the Executive to deliver to the Company all property and materials within the Executive's possession or control which belong to the Company or which contain Confidential Information.

                        (iii) As used in this Agreement, the term "Confidential Information" shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company, its parents, subsidiaries or affiliates, their respective predecessors and successors, whether in tangible or intangible form, that is not generally known to the public. Confidential Information includes, but is not limited to, (a) financial information, (b) products, (c) product and service costs, prices, profits and sales, (d) new business ideas, (e) business strategies, (f) product and service plans, (g) marketing plans and studies, (ii) forecasts, (i) budgets, (j) projections, (k) computer programs, (l) data bases and the documentation (and information contained therein), (m) computer access codes and similar information, (n) software ideas, (o) know-how, technologies, concepts and designs, (p) research projects and all information connected with research and development efforts, (q) records, (r) business relationships, methods and recommendations, (s) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (t) training manuals and similar materials used by the Company in conducting its business operations, (u) skills, responsibilities, compensation and personnel files of Company employees, directors and independent contractors,

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January 1, 2001

(v) competitive analyses, (w) contracts with other parties, and (x) other confidential or proprietary information that has not been made available to the general public by the Company's senior management.

                        (iv) As used in this Agreement, the term "Unauthorized" shall mean: (a) in contravention of the Company's policies or procedures; (b) otherwise inconsistent with the Company's measures to protect its interests in the Confidential Information; (c) in contravention of any lawful instruction or directive, either written or oral, of a Company employee empowered to issue such instruction or directive; (d) in contravention of any duty existing under law or contract; or (e) to the detriment of the Company.

                        (v) In the event that the Executive is requested by any governmental or judicial authority to disclose any Confidential Information, the Executive shall give the Company prompt notice of such request (including, by giving the Company a copy of such request if it is in writing), such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Executive shall disclose only so much of the Confidential Information as is required to be disclosed.

                  f. Discovered Works: All discoveries and works made or
                     ----------------
conceived by the Executive during and in the course of his/her employment by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including all educational and sales materials or other publications which relate to Company's current business. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his/her employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto. Any discoveries and works which, within six (6) months after the termination of the Executive's employment hereunder, are made, disclosed, reduce to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with, and in his/her capacity as an Executive of, the Company shall, as between the Executive and the Company presumed to have been made during the Executive's employment by the Company.

                  g. Representations. Warranties and Acknowledgements
                     ------------------------------------------------

                        (i) The Executive acknowledges that (a) the Company considers Confidential Information to be commercially and competitively valuable to the Company and critical to its success; (b) Unauthorized use or disclosure of Confidential Information would cause irreparable harm to the Company; and (c) by this Agreement,

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January 1, 2001

the Company is taking reasonable steps to protect its legitimate interests in its Confidential Information.

                        (ii) The Executive also acknowledges that businesses that are competitive with the Company include, but are not limited to, any business involving marketing, consulting to or contract sales, detailing and marketing support or any other marketing services for pharmaceutical or any other related health care or biotechnology companies, including competitive e-health businesses.

The Executive further acknowledges that given the nature of the Company's business, certain accounts of the Company are national and international in scope and are not dependent on the geographic location of the executive personnel or the business by which they are employed.

                        (iii) The Executive represents and warrants to the Company that he/she is not a party to any agreement, or non-competition or other covenant or restriction contained in any agreement, commitment, arrangement or understanding (whether oral or written), that in any way conflicts with or limits the Executive's ability to accordance or continue to render services to the Company or that would otherwise limit the Executive's ability to perform all responsibilities in accordance with the terms and subject to the conditions of the Executive's employment.

                        (iv) The Executive acknowledges that certain accounts are national and international in scope and the location of the Company's customers is not dependent on the geographic location of the Executive or the Company.

                        (v) The Executive consents and agrees that, during the Executive's employment with Company and thereafter, the Company may review, audit, intercept, access and disclose all communications created, received or sent over the electronic mail and internet access system provided by Company with or without notice to the Executive and that such review, audit, interception, access, or disclosure may occur during or after working hours. The Executive further consents and agrees that the Company may, at any time, access and review the contents of all computers, computer disks, other data storage equipment and devices, files, desks, drawers, closets, cabinets and work stations which are either on Company's premises or which are owned or provided by Company.

                  h. Remedies: In the event of breach or threatened breach by
                     --------
the Executive of any provision of Section 4 hereof, the Company shall be entitled to obtain (i) temporary, preliminary and permanent injunctive relief in each case without the posting of any bond or other security, (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such breach, or threatened breach, (iii) recovery of all attorney's fees and costs incurred by the Company in obtaining such relief, (iv) repayment of any severance benefits paid to the Executive pursuant to this Agreement or any severance benefit agreement, plan or arrangement of the Company, and (v) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which Company may incur as a result of said breach or threatened breach. Pending arbitration pursuant to Section 7 of the Agreement, the Company shall

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Lenny Vicciardo
January 1, 2001

be entitled to cease making any payments or providing any benefits to the Executive and to obtain temporary and preliminary injunctive relief as described in Section 4(h)(i) from a court of competent jurisdiction. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively, in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

                  i. Early Resolution Conference: This Agreement is understood
                     ---------------------------
to be clear and enforceable as written and is executed by both parties on that basis. However, should the Executive later challenge any provision as unclear, unenforceable, or inapplicable to activity that the Executive intends to engage in, the Executive will first notify Company in writing and meet with a Company representative and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the parties. The Executive will provide this notification at least fourteen (14) days before the Executive engages in any activity on behalf of a competing business or engages in other activity that could foreseably fall within a questioned restriction. The failure to comply with this requirement shall waive the Executive's right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference.

            5. Termination of Employment:
               -------------------------

                  a. The Executive is an employee at-will, and either the Executive or the Company may terminate the employment relationship at any time for any reason with or without Cause (as defined below). The date upon which the termination of the Executive's employment becomes effective pursuant to this Agreement shall be referred to herein as the "Termination Date". The Termination Date shall be the date upon which any of the following events shall occur:

                        (i) the death of the Executive;

                        (ii) the Disability (as defined below) of the Executive;

                        (iii) the Company's delivery of a written notice to the Executive of a termination of the Executive's employment for Cause (as defined below);

                        (iv) the Company's delivery of a written notice to the Executive of a termination of the Executive's employment Without Cause (as defined below); or

                        (v) resignation by the Executive.

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For purposes of this Agreement, the Executive's employment will not be deemed to have terminated upon a Change in Control (as defined below).

                  b. For purposes of this Agreement. the "Disability" of the Executive shall mean the Executive's inabiity because of mental or physical illness or incapacity, whether total or partial, to perform one or more of the primary duties of the Executive's employment with or without reasonable accommodation, and which continues for a length of time that exceeds any period of leave following which the Executive may have a right to be restored to the same job or to an equivalent job under federal, state or local law.

                  c. For purposes of this Agreement, the term "Cause" shall mean the Executive's (i) conviction or entry of a plea of guilty or non contendere, with respect to any felony; (ii) commission of any act of willful misconduct, gross negligence, fraud or dishonesty; (iii) violation of any term of this Agreement or any written policy of the Company; or (iv) inability to meet the agreed annual performance objectives for the respective position.

                  d. For purposes of this Agreement, "Without Cause" shall mean for any reason(s) whatsoever (other than the reasons described in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), and 5(a)(v) hereof).

                  e. For purposes of this Agreement, a "Change in Control" of the Company means a sale, transfer or other disposition of all or substantially all of the assets of the Company, or the consummation of a merger or consolidation of the Company or a sale or exchange of capital stock of the Company, in either case as a result of which the stockholders of the Company immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock or equity interests of the surviving or resulting entity.

            6. Payments Upon Termination of Employment
               ---------------------------------------

                  a. Death or Disability. If the Executive's employment
                     -------------------
hereunder is terminated due to the Executive's death or Disability pursuant to Sections 5(a)(i) or (ii) hereof, the Company shall pay or provide to the Executive, the Executive's designated beneficiary or to the Executive's estate
(i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(d) hereof, in each case which has been earned but unpaid as of the Termination Date; and (ii) any benefits to which the Executive may be entitled under any employee benefits plan, policy or arrangement pursuant to
Section 3(b) hereof (including, but not limited to, life insurance and disability insurance) in which he/she is a participant in accordance with the written terms of such plan, policy or arrangement up to and including the Termination Date.

                  b. Termination for Cause or Resignation. If the Executive's
                     ------------------------------------
employment hereunder is terminated by the Company for Cause pursuant to Section 5(a)(iii) or due to the Executive's resignation pursuant to Section 5(a)(v), the Company shall pay or provide to the Executive (i) all base salary pursuant to
Section 3(a) hereof and any vacation pay pursuant to Section 3(d) hereof, in each case which has been earned

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Lenny Vicciardo
January 1, 2001

but unpaid as of the Termination Date; and (ii) any benefits to which the Executive may be entitled under any employee benefits plan, policy or arrangement pursuant to Section 3(b) hereof in which he/she is a participant in accordance with the written terms of such plan, policy or arrangement up to and including the Termination Date.

                  c. Termination Without Cause. If the Executive's employment
                     -------------------------
hereunder is terminated by the Company Without Cause pursuant to Section 5(a)(iv), the Company shall award the Executive such severance benefits, subject to the terms and conditions of The Ventiv Health, Inc. Severance Benefit Plan The amount of the Executive's severance pay benefit shall be the lesser of (a) continuation of base pay for a period of twenty six (26) weeks from the Termination Date or (b) continuation of base pay for the period from the Termination Date until the Executive obtains new employment (whether as an employee, officer, director, partner, proprietor, investor, associate, executive, consultant, adviser or otherwise). The Executive shall keep the Company informed of whether or not the Executive has obtained new employment and upon request shall provide documentation to the Company regarding the Executive's employment status during the period in which the Executive receives severance pay benefits from the Company. In order to be eligible to receive any Severance Payment pursuant to this paragraph 6, the Executive must sign, prior to receiving such Severance Payment, a valid release and waiver of all claims against the Company relating to the Executive's employment or the termination thereof, in a format to be determined by the Company. No payment shall be made hereunder until at least eight (8) days following the execution and delivery by the Executive of the valid release and waiver.

                  c. No Other Payments. Except as provided in this Section 6,
                     -----------------
the Executive shall not be entitled to receive any other payments or benefits from the Company due to the termination of the Executive's employment, including but not limited to, any employee benefits under any of the Company's employee benefits plans or arrangements (other than at the Executive's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 or pursuant to the written terms of any pension benefit plan in which the Executive is a participant in which the Company may have in effect from time to time) or any right to severance benefits.

            7. Arbitration.
               -----------

                  a. Any controversy or claim arising out of or relating to this Agreement, the employment relationship between the Executive and the Company, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be resolved amicably after a reasonable attempt to negotiate such a resolution (including by exhaustion of all grievance or claims procedures made available by the Company or any employee benefit plan of the Company) shall be submitted to arbitration under the auspices of the American Arbitration Association in accordance with its Commercial Dispute Resolution Procedures and Rules, as such rules may be amended from time to time, and at its office nearest to the Company's place of business where the Executive works or to which the Executive reports. The award of the arbitrator shall be final and binding upon the parties, and judgment may be entered with respect to such award in any court of competent jurisdiction. Any arbitration under this Agreement shall be governed by and subject to the confidentiality restrictions set forth in
Section 4(e) of this

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January 1, 2001

Agreement The Executive acknowledges reading, prior to the signing of this agreement, the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association, which are available via the internet at http://www.adr.org. Notwithstanding the foregoing, any controversy or claim arising out of or relating to any claim by the Company for temporary or preliminary relief with respect to Section 4 of this Agreement need not be resolved in arbitration and may be resolved in accordance with Section 4(h) of this Agreement.

                  b. The Executive acknowledges that this agreement to submit to arbitration includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law (except claims by the Company for temporary or preliminary injunctive relief pursuant to
Section 4 as set forth above), including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Americans With Disabilities Act, and all similar state laws, and the Executive hereby waives all rights there under to have a judicial tribunal resolve such claims.

            8. Deductions and Withholding. The Executive agrees that the Company
               --------------------------
shall withhold from any and all compensation payable wider this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld under applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Executive coverage by and participation in applicable Executive benefit plans, policies or arrangements.

            9. Entire Agreement. This Agreement embodies the entire agreement of
               ----------------
the parties with respect to the Executive's employment and, except as otherwise set forth herein, supersedes any other prior oral or written agreements between the Executive and the Company and its affiliates. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

            10. Waiver. The waiver by the Company of a breach of any provision
                ------
of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

            11. Governing Law. This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the New Jersey, without regard to the choice of law rules of any state or where the Executive is in fact required to work.

            12. Jurisdiction. Any legal suit, action or proceeding against any
                ------------
party hereto arising out of or relating to this Agreement that is not subject to arbitration pursuant to Section 7 of this Agreement shall be instituted in a federal or state court in the State of New Jersey and each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each

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Lenny Vicciardo
January 1, 2001

party hereto irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding

            13. Assignability. The obligations of the Executive may not be
                -------------
delegated and, except as expressly provided in Section 6(a) relating to the designation of beneficiaries, the Executive may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Executive agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company. The term "successor" shall mean (with respect to the Company or any of its subsidiaries) any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights or obligations hereunder to any affiliate of or successor to the Company shall not be a termination of employment for purposes of this Agreement.

            14. Severability. If any provision of this Agreement as applied to
                ------------
either party or to any circumstances shall be adjudged by a court of competent jurisdiction or arbitrator to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. If any court or arbitrator construes any of the provisions of
Section 4 hereof, or any part thereof, to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court or arbitrator may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

            15. Notices. All notices to the Executive hereunder shall be in
                -------
writing and shall be delivered personally, sent by overnight courier or sent by registered or certified mail, return receipt requested, to:

                            Leonard J. Vicciardo
                            6019 Covered Bridge Road
                            Pipersville, PA 18947

            All notices to the Company hereunder shall be in writing and shall be delivered personally, sent by overnight courier or sent by registered or certified mail, return receipt requested, to:

                            Ventiv Health, Inc.
                            c/o Ventiv Health U.S. Sales
                            200 Cottontail Lane
                            Somerset, NJ 08873
                            Attention: Executive Director Human Resources

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Lenny Vicciardo
January 1, 2001

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party.

            16. Section Headings. The section headings contained in this
                ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            17. Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            18. Voluntary Agreement. The Executive acknowledges that before
                -------------------
entering into this Agreement, the Executive has had the opportunity to consult with any attorney or other advisor of his/her choice, and that this Section 18 of this Agreement constitutes advice from the Company to do so if he/she chooses. The Executive further acknowledges that he/she has entered into this Agreement of his/her own free will, and that no promises or representations have been made to him/her by any person to induce him/her to enter into this Agreement other than the express terms set forth herein. The Executive further acknowledges that he/she has read this Agreement and understands all of its terms, including the waiver of the right to have all disputes with and claims against the Company decided in a judicial forum set forth in Section 7. The Executive may take up to twenty-one (21) days from today to consider, sign and return this Agreement. In addition the Executive may revoke this Agreement after signing it, but only by delivering a signed revocation notice to the Company within seven (7) days of signing this Agreement. Such a revocation shall automatically terminate the Executive's employment due to resignation pursuant to Section 5(a)(v).

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                VENTIV HEALTH INC.


                                By: /s/ Eran Brosny
                                    ------------------------------
                                    Eran Brosny
                                    Chief Executive Officer, Ventiv Health, Inc.

                                    /s/ Lenny Vicciardo
                                    ------------------------------
                                    Executive signature

                                    L.J. Vicciardo
                                    ------------------------------
                                    Print Executive's Name